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                                                                      EXHIBIT 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-16183) amended as of February 11, 1997 and in the Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-53743) of Rouge
Industries, Inc. of our report dated February 3, 1999, except as to the subsequent event described in Note 11 which is as of March 2, 1999, and the second paragraph of Note 10 which is as of March 25, 1999, appearing in the Annual Report on Form 10-K/A-1 for the year ended December 31, 1998. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1998 listed under Item 14(a) of the Rouge Industries, Inc. Annual Report on Form 10-K/A-1 for the year ended December 31, 1998 when such schedules are read in conjunction with he financial statements referred to in our report. The audits referred to in such report also included these schedules.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Bloomfield Hills, Michigan
March 31, 1999